Exhibit 4.1

NUMBER
PP
PARKWAY
Parkway, Inc.
INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND
SHARES
CUSIP 70156Q 10 7
SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT
SPECIMEN
is the owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.001 PAR VALUE PER SHARE, OF
Parkway, Inc.
transferable on the books of the Corporation in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
WITNESS the facsimile signatures of the Corporation’s duly authorized officers.
Dated:
COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(Brooklyn, NY)
BY : TRANSFER AGENT AND REGISTRAR
AUTHORIZED SIGNATURE
PRESIDENT AND CHIEF EXECUTIVE OFFICER
GENERAL COUNSEL AND SECRETARY
AMERICAN BANK NOTE COMPANY

The shares represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer. Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially Own or Constructively Own shares of the Corporation’s Common Stock and/or Limited Voting Stock in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of Common Stock and Limited Voting Stock of the Corporation, other than an Excepted Holder; (ii) no Person may Beneficially Own or Constructively Own shares of the Corporation’s Preferred Stock in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of Preferred Stock of the Corporation, other than an Excepted Holder; (iii) no Excepted Holder may Beneficially Own or Constructively Own shares of the Corporation’s Common Stock in excess of the Excepted Holder Common Stock Limit or Preferred Stock in excess of the Excepted Holder Preferred Stock Limit; (iv) no Person may Beneficially Own or Constructively Own shares of the Corporation’s Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; (v) no Person may Beneficially Own or Constructively Own shares of the Corporation’s Capital Stock that would result in the Corporation owning (directly or indirectly, including by application of Section 318 of the Code) an interest in a Tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships or limited liability companies) from such Tenant for the taxable year of the Corporation during which such determination is being made would reasonably be expected to equal or exceed the lesser of (a) one percent (1%) of the Corporation’s gross income (as determined for purposes of Section 856(c) of the Code), or (b) an amount that would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code; and (vi) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code). Any Person who Beneficially Owns or Constructively Owns, Transfers or attempts to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations set forth must immediately notify the Corporation. If certain of the restrictions on transfer or ownership above are violated, the shares of Capital Stock represented hereby will be automatically Transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may take other actions, including redeeming Capital Stock upon the terms and conditions specified by the Board of Directors in its sole and absolute discretion if the Board of Directors determines that ownership or a Transfer or Non-Transferring Event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. A Person who attempts to Beneficially Own or Constructively Own shares of Capital Stock in violation of the ownership limitations described above shall have no claim, cause of action, or any recourse whatsoever against a transferor of such shares.

All capitalized terms in this legend have the meanings defined in the Corporation’s Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of shares of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its Principal Office.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common
TEN ENT	–	as tenants by the entireties
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	–		Custodian
		(Cust)		(Minor)
under Uniform Gifts to Minors
Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,	hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Shares

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,

	NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.
SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.